    As Filed with the Securities and Exchange Commission on December 9, 1999

                                                       Registration No.
                                                                       ---------

================================================================================


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                Exact name of Registrant as specified in charter
                ------------------------------------------------
                               MSI HOLDINGS, INC.

  State or jurisdiction of      Address, including zip code, and telephone number, including      I.R.S. Employer
incorporation or organization     area code, of registrant's principal executive offices       Identification Number
-----------------------------     ------------------------------------------------------       ---------------------
         UTAH                                   MSI HOLDINGS, INC.                                   87-0280886
                                                501 WALLER STREET
                                               AUSTIN, TEXAS 78702
                                                 (512) 476-6925


 Name, address, including zip code, and telephone number,                     With a copy to:
        including area code, of agent for service                             ---------------
        -----------------------------------------                             GARY L. WOOLFOLK
                     ROBERT J. GIBBS                                  VIAL HAMILTON, KOCH & KNOX, L.L.P.
                    501 WALLER STREET                                    1717 MAIN STREET, SUITE 4400
                   AUSTIN, TEXAS 78702                                        DALLAS, TEXAS 75201
                      (512) 476-6925                                            (214) 712-4344

         Approximate date of commencement of proposed sale to the public
         ---------------------------------------------------------------
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------
  Title of each class of
     securities to be         Amount to be        Proposed maximum            Proposed maximum            Amount of
        registered             registered      offering price per unit    aggregate offering price     registration fee
--------------------------------------------------------------------------------------------------------------------------
Common Stock
$0.10 par value(1)             2,894,720              $5.75(2)                  $16,644,640                $4,394.18
--------------------------------------------------------------------------------------------------------------------------


(1) Such securities have been registered for issuance by the Registrant on a delayed or continuous basis pursuant to Rule 415 under the Securities act of 1933, as amended.

(2) Estimated solely for the purpose of computing the amount of registration fee in accordance with Rule 457(c) promulgated under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                  SUBJECT TO COMPLETION, DATED DECEMBER 9, 1999
                                                                      PROSPECTUS

                               MSI HOLDINGS, INC.
                                501 Waller Street
                               Austin, Texas 78702
                                 (512) 476-6925

                        2,894,720 SHARES OF COMMON STOCK

         This prospectus covers 2,894,720 shares of common stock of MSI Holdings, Inc., that are offered by certain of our shareholders, that have been issued or may be issuable upon conversion of some or all of the shares of our Series E Preferred Stock, and that are issuable upon exercise of certain options and warrants that we have granted. We will not receive any of the proceeds from the shares offered by the selling shareholders or from the issuance of the shares upon conversion of our Series E Preferred Stock. Upon the exercise of the previously granted options and warrants, we may receive proceeds of up to $486,953, which will be used for general corporate purposes. See "Use of Proceeds" beginning on page 17.

         Registration of the shares of common stock contemplated herein, will allow certain shareholders to sell all or part of their equity interests in the Company. The shareholders receiving, or whose shares will become, freely tradeable shares under this Registration Statement are identified herein. See "Selling Shareholders" beginning on page 18.

         We will bear all of the cost of preparing and printing the Registration Statement, Prospectus and any Prospectus Supplements and all filing fees and legal and accounting expenses associated with registration under federal and state securities laws, which are estimated at $60,000.

         The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy securities in any state where the offer or sale is not permitted.


THE OFFERING


Number of Shares                              2,894,720
Price as of Nov. 30, 1999                  $       5.75
Aggregate Offering Price                   $ 16,644,640


Trading Symbol:            MSIA
Market:                             OTC-BB


                     --------------------------------------

THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                     --------------------------------------


                  , 1999

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., and Fort Worth, Texas. The SEC's address in Washington D.C. is 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC's address in Fort Worth is 801 Cherry Street, 19th floor, Ft. Worth, Texas 76102. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available on the SEC's Website at "http://www.sec.gov."

         The SEC allows us to "incorporate by reference" information from other documents that we file with them, which means that we can disclose important information by referring to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the sale of all the shares covered by this prospectus:

o        Annual Report on Form 10-KSB/A for the year ended March 31, 1999;

o All other reports filed with the SEC pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year ended March 31, 1999; and

o The description of our common stock (the "Common Stock") contained in our Registration Statement on Form 10, filed with the SEC on October 27, 1975 (File Number M862263).

         We will deliver to each person, including any beneficial owner, receiving this prospectus, a copy of any or all of the information that has been incorporated by reference and not delivered with this prospectus. You may request a copy of these filings, at no cost, by writing or telephoning:

                               MSI Holdings, Inc.
                                501 Waller Street
                               Austin, Texas 78702
                              Attn: Robert J. Gibbs
                            Telephone: (512) 476-6925

         You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. The selling stockholders will not make an offer of these shares in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

                   A WARNING ABOUT FORWARD-LOOKING STATEMENTS

         The prospectus may contain "forward-looking statements." Any statement in this prospectus, other than a statement of historical fact, may be a forward-looking statement.

         You can generally identify forward-looking statements by looking for words such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue." Variations on those or similar words, or the negatives of such words, also may indicate forward-looking statements.

         Although we believe that the expectations reflected in this prospectus are reasonable, we cannot assure you that our expectations will be correct. We have included herein a discussion entitled "Risk Factors," disclosing important factors that could cause our actual results to differ materially from our expectations. You should refer to this section in considering any forward-looking statements.

         The forward-looking statements in this prospectus are accurate only as of its date. If our expectations change, or if new events, conditions or circumstances arise, we are not required to, and may not, update or revise any forward-looking statement in this prospectus.

         The following discussion is qualified in its entirety by the more detailed information, including "Risk Factors" beginning on page 4 of this prospectus and the Financial Statements for the year ended March 31, 1999 and Notes thereto, incorporated by reference to our Form 10-KSB/A filed with the SEC. You are urged to read this prospectus and the 10-KSB/A in their entirety. This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors described in "Risk Factors" and elsewhere in this prospectus. All references to the "Company,""MSHI," "we," "us," and "our," mean MSI Holdings, Inc., and its subsidiaries.

                                  RISK FACTORS

         IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS IN EVALUATING US AND OUR BUSINESS BEFORE PURCHASING THE SHARES OF COMMON STOCK OFFERED HEREBY. YOU SHOULD NOT PARTICIPATE IN THE OFFERING UNLESS YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. THE DISCUSSIONS IN THIS PROSPECTUS AND IN OUR MOST CURRENT ANNUAL REPORT FILED WITH THE SEC ON FORM 10-KSB/A CONTAIN FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED BELOW AND IN THE "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND "BUSINESS" SECTIONS OF THE 10-KSB/A, INCORPORATED HEREIN BY REFERENCE.

RISKS RELATED TO OUR BUSINESS

         WE ARE OPERATING UNDER AN UNPROVEN BUSINESS MODEL.

         Our business model is to generate revenues by providing customers with bandwidth and related services. Bandwidth will be delivered through these product offerings: broadband co-location and web-hosting, broadband webcasting, private label Internet service providers (ISPs), Digital Subscriber Lines (DSL) resellers program, private portals and application service provider services. For us to be successful our products must achieve wide acceptance in the market. We will be partially responsible for developing the market for these products and services, and there is no assurance that we will be successful.

         WE HAVE PROVIDED HIGH-SPEED INTERNET ACCESS, DATA TRANSPORT, CO-LOCATION AND NETWORKING SERVICES FOR A LIMITED TIME, SO YOU HAVE LIMITED INFORMATION ON WHICH TO EVALUATE OUR BUSINESS.

         Since March 1999, we have recruited a new senior management team and changed the focus of our business from providing hardware and systems integration services to providing a suite of high-speed Internet access, data transport and networking services, co-location services and web site hosting services. Because of our limited operating history in providing all of our current services, we have limited operating and financial data about our business upon which to base an evaluation of our performance and an investment in our Common Stock.

         WE HAVE INCURRED NET LOSSES SINCE OUR INCEPTION AND ANTICIPATE CONTINUING LOSSES.

         To date, we have had limited revenues and have not shown a profit in our operations. As of September 30, 1999, our accumulated deficit was approximately $27.1 million. Approximately $16 million of the deficit relates to losses from operations, while the remaining $11.1 million relates to losses incurred due to discounts recorded on issuances and conversions of common and preferred stock. Although we intend to expand our marketing of products and services, we may not be able to achieve these objectives, or, if these objectives are achieved, we may never be profitable. If profitability is achieved, we may not be able to sustain it. We cannot predict when, or if, profitability might be achieved.

         WE HAVE A GOING CONCERN QUALIFICATION CONTAINED IN OUR AUDITORS'
         REPORTS.

         The auditors' reports relating to our audited balance sheets as of March 31, 1999 and 1998 and the related consolidated statements of operations, shareholders' equity and cash flows for the years then ended each contain an explanatory paragraph as to our ability to continue as a going concern. Such going concern explanation relates only to our financial statements covered by the auditors' reports.

         WE REQUIRE SUBSTANTIAL FUNDS AND MAY NEED TO RAISE ADDITIONAL CAPITAL IN THE FUTURE.

         The inability to obtain additional financing when needed would have a negative effect on us, including possibly requiring us to curtail or cease operations. If any future financing involves the sale of our equity securities, the shares of our Common Stock held by our shareholders may be substantially diluted. If we incur indebtedness or otherwise issue debt securities, we will be subject to risks associated with indebtedness, including the risk that interest rates may fluctuate, that restrictions may be placed on our business by creditors and the possibility that we may not be able to repay the indebtedness.

         WE NEED TO MANAGE OUR GROWTH EFFECTIVELY.

         Our growth has placed and will continue to place a significant strain on our managerial, operational and financial resources. We need to:

o Improve our financial and management controls, reporting systems and procedures;

o Expand, train and manage our work force for marketing, sales and support, product development, site design, and network and equipment repair and maintenance; and

o Manage multiple relationships with various customers, strategic partners and other third parties.

         NEGATIVE MOVEMENTS IN OUR QUARTERLY OPERATING RESULTS MAY DISAPPOINT ANALYSTS' EXPECTATIONS, WHICH COULD HAVE A NEGATIVE IMPACT ON OUR STOCK PRICE.

         Should our results of operations from quarter to quarter fail to meet the expectations of public market analysts and investors, our stock price could suffer. Any significant unanticipated shortfall of revenues or increase in expenses could negatively impact our expected quarterly results of operations should we be unable to make timely adjustments to compensate for them. Furthermore, a failure on our part to estimate accurately the timing or magnitude of particular anticipated revenues or expenses could also negatively impact our quarterly results of operations.

         IF WE ARE UNABLE TO MANAGE COMPLICATIONS THAT ARISE DURING THE BUILD OUT OF ADDITIONAL DATA CENTERS, WE MAY NOT SUCCEED IN OUR EXPANSION PLANS.

         Any delay in the build out of new data centers would significantly harm our plans to expand our business. In our effort to build out new data centers, we face various risks associated with significant expansion projects, including obtaining sites, delays in adding improvements, cost estimation errors or overruns, equipment and material delays or shortages, the inability to obtain necessary permits on a timely basis, if at all, and other factors, many of which are beyond our control and all of which could delay the build out of additional data centers. The build out of data centers, each of which takes approximately 30 to 90 days to complete, is a key element of our business strategy. In addition to our existing Austin, Texas data center, we are planning to build out up to 15 new data centers across a wide range of geographic regions.

         WE MAY BE UNABLE TO EFFECTIVELY INTEGRATE ADDITIONAL DATA CENTERS INTO OUR EXISTING NETWORK, WHICH COULD DISRUPT OUR SERVICE.

         New data centers, if completed, will result in substantial new operating expenses, including expenses associated with hiring, training, retaining and managing new employees, purchasing new equipment, implementing new systems, leasing additional real estate and incurring additional depreciation expense. In addition, if we do not institute adequate financial and managerial controls, reporting systems and procedures with which to operate multiple facilities in geographically dispersed locations, our operations will be significantly harmed.

         OUR FAILURE TO ACHIEVE OR SUSTAIN MARKET ACCEPTANCE AT DESIRED PRICING LEVELS COULD IMPAIR OUR ABILITY TO ACHIEVE PROFITABILITY OR POSITIVE CASH FLOW.

         We are expanding our operations based upon our prediction of future prices that we will attain for our services. Our failure to achieve or sustain market acceptance at desired pricing levels could impair our ability to achieve profitability or positive cash flow, which would have a material adverse effect on our business, financial condition and results of operations. Prices for high-speed Internet access and other data transport and networking services have fallen historically; a trend we expect will continue. Accordingly, we cannot predict to what extent we may need to reduce our prices to remain competitive or whether we will be able to sustain future pricing levels as our competitors introduce competing services or similar services at lower prices.

         WE MAY BE SUBJECT TO REGULATION, TAXATION, ENFORCEMENT OR OTHER LIABILITIES IN UNEXPECTED JURISDICTIONS, WHICH COULD HAVE AN ADVERSE EFFECT ON OUR BUSINESS.

         We intend to provide Internet access and web site hosting services to customers located throughout the United States. As a result, we may be required to qualify to do business or be subject to tax or other laws and regulations in these jurisdictions even if we do not have a physical presence or employees or property in these jurisdictions. The application of these multiple sets of laws and regulations is uncertain, but we could find we are subject to regulation, taxation, enforcement or other liability in unexpected ways, which could materially adversely affect our business, financial condition and results of operations.

         WE HAVE HAD RECENT CHANGES IN MANAGEMENT.

         David Hill, our previous Chief Financial Officer, resigned from MSI to pursue other interests in February 1999. Jose Chavez, our former President and Chief Executive Officer, Mitchell Kettrick, our former Vice President - Technology and Secretary and Jaime Munoz, our former Vice President of Operations, were terminated on April 20, 1999. Robert Gibbs joined the company as our President and Chief Executive Officer in June 1999. Subsequent to June 30, 1999, Roger M. Lane, our previous Chief Operating Officer, resigned from MSI to pursue other interests.

         Subsequent to June 30, 1999, we hired Patricia Hrabina, our Vice President of Human Resources, Cliff Luckey, our Chief Technology Officer and Vice President of Technology & Solutions, Robert Frank, our Executive Vice President, Douglas W. Banister, our Chief Financial Officer and Vice President of Finance and Robert Hersch, our Vice President of Corporate Finance. This new management team has not had the opportunity to work together in the past and there is no assurance they will be able to successfully lead the company into profitability.

         IF WE ARE UNABLE TO ATTRACT AND RETAIN KEY PERSONNEL, OUR BUSINESS WILL SUFFER.

         We may be unable to continue to employ our key personnel or to attract and retain qualified personnel in the future. Our future success depends on our continuing ability to identify, hire, train and retain highly qualified technical, sales, marketing and customer service personnel. The industry in which we compete has a high level of employee mobility and aggressive recruiting of skilled personnel. In particular, we face intense competition for qualified personnel, particularly in software development, network engineering and product management.

         WE ARE DEPENDENT ON MANAGEMENT.

         We are dependent upon the services of Robert Gibbs, our President and Chief Executive Officer, Cliff Luckey, our Chief Technology Office and Vice President of Technology & Solutions and Glenn Birk, our Vice President of Sales. The loss of their services would have a material and adverse impact on our success, and there is no assurance that their services will continue to be available.

         IF WE DO NOT DEVELOP A SUFFICIENT SALES AND MARKETING FORCE, WE MAY NOT BE ABLE TO GENERATE SIGNIFICANT REVENUES OR BECOME PROFITABLE.

         Currently we have a small sales and marketing group and we have not fully established distribution channels for our services and products. We may not be able to develop a sufficient sales and marketing group. Our inability to develop a sufficient sales and marketing group would have a negative effect on our business, results of operations and financial condition.

         OUR SUCCESS IS DEPENDENT UPON BUILDING A GOOD REPUTATION AND DEVELOPING BRAND AWARENESS.

         We believe that a strong reputation and brand awareness of the Digital Optical Co-location Connection is critical to gaining and maintaining market share. We expect the importance of brand awareness to increase as the number of competitors increases. The uniqueness of our brand could be damaged by poor service, or we could fail to create brand awareness.

         WE MAY BE SUBJECT TO INFRINGEMENT CLAIMS WHICH COULD MATERIALLY ADVERSELY AFFECT OUR BUSINESS.

         Third parties, including our competitors, may assert infringement claims against us, and, in the event of an unfavorable ruling on any claim, we may be unable to obtain a license or similar agreement to use technology we need to conduct our business. Our management personnel were previously employees of other telecommunications companies. In many cases, these individuals are conducting activities for us in areas similar to those in which they were involved prior to joining us. As a result, we or our employees could be subject to allegations of violation of trade secrets and other similar claims. If such claims materialize, it could materially adversely affect our business, financial condition and results of operations.

         WE MAY BE HELD LIABLE FOR ONLINE CONTENT PROVIDED BY THIRD PARTIES.

         Materials may be downloaded and distributed to others by the on line or Internet services offered by us or the ISPs with which we have a relationship. If this happens, claims may be made against us for defamation, negligence, copyright or trademark infringement, or some other reason. Defending against these claims or the imposition of liability may have a negative effect on our business, results of operations and financial condition.

         OUR OPERATIONS DEPEND ON OUR ABILITY TO MAINTAIN FAVORABLE RELATIONSHIPS WITH THIRD PARTY SUPPLIERS.

         Our ability to provide our customers with the bandwidth they require is dependent upon a strategic alliance with GTE. GTE built an Internet point-of-presence (GTE POP) in the center of our facility in Austin, Texas. However, if for any reason the GTE POP were to become unavailable to us, we would be unable to provide the current level of services to our customers.

         We do not have a contractual relationship with GTE with respect to additional data centers. Our ability to develop additional data centers depends on maintaining and expanding our relationship with GTE or developing relationships with other Internet backbone providers. There can be no assurance that we will be able to maintain our existing GTE relationship.

         Through our strategic alliances with Southwestern Bell and Covad Communications, we are able to resell DSL services to ISPs who are co-located in our facility. We have contractual agreements with Southwestern Bell and with Covad Communications. However, if for any reason these relationships were terminated, we would be unable to provide these services to our customers.

         We have an agreement with ClickHear Productions, Inc. whereby ClickHear is our exclusive webcasting agent. In addition to producing all of our webcasts, ClickHear will provide assistance with marketing and sales of our webcasting services. ClickHear will receive a 10% commission on all of our webcasting and streaming media sales. If we are unable to maintain relationships with these vendors and suppliers, we would be unable to provide the current level of services to our customers which could have a material and adverse effect on our operating results and financial condition.

         SYSTEM SECURITY RISKS OR SYSTEM FAILURES COULD DISRUPT OUR SERVICES AND CAUSE US TO LOSE CUSTOMERS.

         Substantially all of our communications and computer hardware is located at our facility in Austin, Texas. Our system is vulnerable to damage from fire, flood, earthquakes, power loss, telecommunications failures, break-ins and similar events. Moreover, we do not presently have a disaster recovery plan, carry any business interruption insurance or have any secondary "off-site" systems. Although we have implemented security measures that meet GTE/BBN standards, our network and computer systems could still be vulnerable to computer viruses, intrusions, or other breaches of security that might result in service interruptions. Additionally, our network and computer systems could be damaged by human error, power loss and other facility failures, fire, earthquake, floods, telecommunications failure, sabotage, vandalism and similar events. Any damage to or failure of our network or computer systems, or the networks of our service providers, could result in reductions in, or terminations of, services supplied to our customers, which could have a material adverse effect on our operations and financial results.

         If unauthorized third parties gained access to confidential information residing in our network, it could result in losses to our customers or us. The potential for security problems could deter prospective customers from using our services. It is possible that customers or third parties could assert claims of liability against us for any losses related to system failures or breaches of security. Concerns over security or the risk of system failures could slow the growth of commercial use of the Internet and cause our revenues to be lower than expected. This would have a material and adverse effect on our operational and financial results.

         We expect that due to market positioning as a highly reliable provider, our customers will be particularly sensitive to service failures. A natural disaster, failure of one of our systems or any other unanticipated problem could cause an interruption in our service. If service failures occur, they could have a material and adverse effect on our operating results and financial condition.

         PROBLEMS RELATING TO THE "YEAR 2000 ISSUE" COULD NEGATIVELY IMPACT OUR BUSINESS.

         Many computer systems and software products accept only two digit entries in their date field codes and, therefore, may not be able to distinguish whether "00" means 1900 or 2000. Because we offer Internet-related services and because of the critical nature of many or our customers' hosted applications, our risks of lawsuits and business operation failures related to year 2000 issues is likely to be greater than those of companies in other industries. Although we have taken steps towards year 2000 readiness for our internal systems and applications, we may be unable to determine whether components incorporated from third party providers will cause year 2000 problems or will interact in a way that causes malfunctions. We have also been unable to confirm that all of our external service providers, including GTE, Southwestern Bell and Covad, will not be negatively impacted by year 2000 issues. In addition, we host customer provided hardware and software in our facilities, which our customers may fail to upgrade or ensure year 2000 compliance and may cause failures within our systems. To the extent that our suppliers or customers experience year 2000 problems, our infrastructure and services could be adversely affected. Our customers' purchasing patterns could also be affected by year 2000 issues, resulting in reduced funds available for our services.

RISKS RELATED TO OUR INDUSTRY

         OUR BUSINESS IS DEPENDENT ON THE CONTINUED GROWTH IN USE AND IMPROVEMENT OF THE INTERNET, AND IF THIS GROWTH DOES NOT OCCUR, OUR BUSINESS WILL SUFFER.

         Critical issues concerning the commercial use of the Internet remain unresolved and may hinder the growth of Internet use, especially in the business market that we target. Despite growing interest in the varied commercial uses of the Internet, many businesses have been deterred from purchasing Internet connectivity services for a number of reasons, including inconsistent or unreliable quality of service, lack of availability of cost-effective, high-speed options, a limited number of local access points for corporate users, inability to integrate business applications on the Internet, the need to deal with multiple and frequently incompatible vendors and a lack of tools to simplify Internet access and use. Capacity constraints caused by growth in the use of the Internet may, if left unresolved, impede further development of the Internet to the extent that users experience delays, transmission errors and other difficulties. Further, the adoption of the Internet for commerce and communications, particularly by those individuals and enterprises that have historically relied upon alternative means of commerce and communication, generally requires an understanding and acceptance of a new way of conducting business and exchanging information. In particular, enterprises that have already invested substantial resources in other means of conducting commerce and exchanging information may be particularly reluctant or slow to adopt a new strategy that may make their existing personnel and infrastructure obsolete. The failure of the market for business-related Internet solutions to further develop could cause our revenues to grow more slowly than anticipated and reduce the demand for our services.

         THE DATA TRANSPORT AND NETWORKING INDUSTRY IS UNDERGOING RAPID TECHNOLOGICAL CHANGES, AND NEW TECHNOLOGIES MAY BE SUPERIOR TO THE TECHNOLOGY WE USE.

         The data transport and networking industry is subject to rapid and significant technological change, including continuing developments in DSL technology, which does not have widely accepted standards, and alternative technologies for providing high-speed data transport and networking. If we fail to adapt successfully to technological changes or obsolescence, fail to adopt technology that becomes an industry standard or fail to obtain access to important technologies, our business, financial condition and results of operations could be materially adversely affected. As a consequence of this technological change and the range of technologies available:

o Our potential customers have a number of choices for meeting their data transport and networking needs, including wireless data systems, optical connections, cable modems and integrated services digital network technologies;

o Our success will depend on our ability to anticipate or adapt to new technology on a timely basis; and

o New products and technologies may emerge that may be superior to, or may not be compatible with, our products and technologies.

         THE MARKET FOR INTERNET ACCESS, DATA TRANSPORT AND NETWORKING SERVICES IS HIGHLY COMPETITIVE, AND WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY.

         The market for Internet access, data transport and networking services is rapidly evolving, intensely competitive and has relatively low barriers to entry. We may not be able to compete effectively. Many of our current competitors, as well as a number of our potential new competitors, have longer operating histories, greater name recognition and substantially greater financial, technical and marketing resources. Some of our competitors or potential competitors may have the financial resources to withstand substantial price competition. Moreover, our competitors may be able to negotiate contracts with suppliers of telecommunications products and services which are more favorable than contracts negotiated by us.

         Many of our competitors are offering, or may soon offer, technologies and services that will directly compete with some or all of our service offerings. Our competitors use technologies for local access connections that include fiber optic connections, DSL, wireless data systems, cable modems and integrated services digital network technologies. Some of these technologies may provide performance advantages in some respects over DSL and other technologies using existing copper telephone wires.

         THE MARKET FOR WEB SITE HOSTING IS HIGHLY COMPETITIVE, AND WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY.

         The market for web site hosting and related services is rapidly evolving, intensely competitive and has relatively low barriers to entry. Many of our existing competitors (and many potential competitors) have greater name recognition, longer operating histories, larger market share and substantially greater financial resources than we do. They may be able to respond faster to changing technologies and market conditions. We compete in the web site hosting market against a variety of companies, including AboveNet Communications Inc., Concentric Network Corporation, Digex Incorporated, Exodus Communications, Inc., GTE Internetworking, Level 3 Communications, Inc. and NaviSite, Inc.

         OUR SERVICES ARE SUBJECT TO UNCERTAIN GOVERNMENT REGULATION, AND CHANGES IN LAWS OR REGULATIONS COULD RESTRICT THE WAY WE OPERATE OUR BUSINESS.

         Our services are not currently directly regulated by the Federal Communications Commission or by any other federal or state agency. However, changes in the regulatory environment relating to the Internet market could affect how we provide our services. These changes may include new regulations which directly or indirectly affect our costs, service requirements and the scope of competition for the provision of high-speed Internet connectivity. In addition, we may choose to expend significant resources to participate in regulatory proceedings at the federal or state level without achieving favorable results. In addition, because many of the facilities and services we need in order to provide Internet connectivity are subject to regulation at the federal, state and local levels, changes in applicable laws or regulations could have an adverse impact on our business. For example, the FCC and state telecommunications regulators help determine the terms under which co-location space is provided to us. They also oversee the terms under which we gain access to an incumbent local carrier's facilities that we need in order to provide DSL services. We expect incumbent local carriers, like Bell Atlantic and Southwestern Bell, to pursue litigation in courts, institute administrative proceedings with the FCC and state telecommunications regulators and lobby the U.S. Congress in an effort to affect the applicable laws and regulations in a manner that would be more favorable to them and may be against our interests.

         WE DEPEND ON THE CONTINUED DEVELOPMENT AND RELIABILITY OF THE INTERNET INFRASTRUCTURE.

         We depend on the reliability, speed, data capacity, ease of use, accessibility and security of the Internet as well as its continued development and acceptance for commercial use. The success of our services and products depends, in large part, upon the further development of an infrastructure for providing Internet access and services. The Internet has experienced and is expected to continue to experience significant growth in the number of users. The Internet infrastructure may not be able to support the demands placed on it by this continued growth in use. The Internet could also lose its viability due to delays in the development or adoption of new standards and protocols to handle increased levels of Internet activity, or due to increased governmental regulation. The infrastructure or complementary services necessary to make the Internet a viable commercial marketplace may not develop, or the Internet may not become a viable commercial marketplace for services and products such as the services that we currently support. If this happens, our business, results of operations and financial condition will be negatively affected.

         BECAUSE DSL SERVICES ARE NEW AND EVOLVING, WE CANNOT PREDICT WHETHER THEY WILL BE ACCEPTED BY BUSINESSES AT PROFITABLE PRICES.

         To be successful, we must develop and market services that are widely accepted by businesses at profitable prices. We hope that our DSL services will provide a significant source of revenues to us. If the market for our DSL services fails to develop, grows more slowly than anticipated or becomes saturated with the competitors, these events could materially adversely affect our business, financial condition and results of operations. The market for high-speed Internet access, data transport and networking services using copper telephone lines is in the early stages of development. We cannot accurately predict the rate at which this market will grow, if at all, or whether new or increased competition will result in market saturation. The security, reliability, ease, cost of access and quality of service relating to the use of DSL technology for Internet and local area network access are unresolved and may impact the growth of these services.

         OUR DSL SERVICES MAY INTERFERE WITH OR BE AFFECTED BY OTHER TRANSPORT TECHNOLOGIES.

         All transport technologies using copper telephone lines have the potential to interfere with, or to be interfered with by, other traffic on adjacent copper telephone lines. Such interference could degrade the performance of our services or make us unable to provide service on selected lines. Interference, or claims of interference, if widespread, would adversely affect our speed of deployment, reputation, brand image, service quality and customer retention and satisfaction. In addition, incumbent carriers may claim that the potential for interference by DSL technology permits them to restrict or delay our deployment of DSL services. The telecommunications industry and regulatory agencies are still developing procedures to resolve interference issues between competitive carriers and incumbent carriers, and these procedures may not be effective. We may be unable to successfully negotiate interference resolution procedures with incumbent carriers.

         INTERNET SECURITY CONCERNS COULD HINDER E-BUSINESS AND THE DEMAND FOR OUR PRODUCTS AND SERVICES.

         A significant barrier to e-Business and communications over the Internet has been the need for the secure transmission of confidential information. We may incur significant costs to protect against the threat of security breaches or to alleviate problems caused by breaches. Internet usage and the demand for our services could decline if any well-publicized compromise of security occurs. Although we are not aware of any attempts by programmers or "hackers" to penetrate our network security, these actions could occur in the future. A party who is able to penetrate our network security could misuse our users' personal information or credit card information and users might sue us or bring claims against us. Concerns over the security of

Internet transactions and the privacy of users may also inhibit the growth of the Internet generally, particularly as a means of conducting commercial transactions. Security breaches or the inadvertent transmission of computer viruses could expose us to a risk of loss or litigation and possible liability. Our business, results of operations and financial condition could be negatively affected if contractual provisions attempting to limit our liability in these areas are not successful or enforceable or if our agreements with other parties do not contain these contractual provisions.

         IF WE DO NOT CONTINUALLY UPGRADE TECHNOLOGY, WE MAY NOT BE ABLE TO COMPETE IN OUR INDUSTRY.

         We will need to continually expand and upgrade our infrastructure and systems and ensure high levels of service, speedy operation and reliability. In addition, we will have to improve our methods for measuring the performance and commercial success of our different products to better respond to customers' demands for information on product effectiveness and to better determine which products and services can be developed most profitably. Our current and planned personnel, financial and operating procedures and controls may not be adequate to support our future operations. If we are unable to manage our growth effectively, our business will be negatively affected.

RISKS RELATED TO THE OFFERING

         CERTAIN AFFILIATES HAVE SUBSTANTIAL CONTROL OVER US, AND INVESTORS IN THIS OFFERING MAY HAVE NO EFFECTIVE VOICE IN OUR MANAGEMENT.

         As of September 30, 1999, our current directors and executive officers owned approximately 1.48% of the outstanding shares of our Common Stock. Also as of September 30, 1999, Entrepreneurial Investors, Ltd. owned approximately 25.36% of the outstanding shares of our Common Stock.

         These persons and entities may continue to exert significant influence over the business and affairs of the Company. Accordingly, these shareholders will possess substantial control over our operations. This control may allow them to amend corporate filings, elect all of our board of directors, other than the director to be designated by certain of our preferred shareholders, and substantially control all matters requiring approval by our shareholders, including approval of significant corporate transactions. Such shareholders will also have the ability to delay or prevent a change in our control and to discourage a potential acquirer for us or our securities. If you purchase our Common Stock, you may have no effective voice in our management.

         Messrs. Chavez, Kettrick and Munoz, who were terminated by us on April 20, 1999, hold an aggregate of 4,561,500 shares or 19.7% of the outstanding shares of the Common stock as of September 30, 1999. These persons have recently settled litigation with the Company and may oppose management.

         OUR ARTICLES OF INCORPORATION AND BYLAWS CONTAIN PROVISIONS THAT COULD DELAY OR PREVENT A CHANGE IN CONTROL AND THEREFORE COULD HURT OUR SHAREHOLDERS.

         Provisions of our articles of incorporation and bylaws could make it more difficult for a third party to acquire control of MSI Holdings, Inc., even if a change in control would be beneficial to shareholders. Our articles of incorporation allow our board of directors to issue, without shareholder approval, preferred stock with terms set by the board of directors. The preferred stock could be issued quickly with terms that delay or prevent the change in control of MSI Holdings, Inc. or make removal of management more difficult. Also, the issuance of preferred stock may cause the market price of our Common Stock to decrease.

         WE HAVE A LIMITED MARKET FOR OUR COMMON STOCK, AND OUR STOCK PRICE IS VOLATILE.

         Prior to this offering, our Common Stock has been quoted on the NASD Over-The-Counter Bulletin Board under the symbol "MSIA." Trading on the NASD Over-The-Counter Bulletin is sporadic and highly volatile. The market price of our Common Stock has fluctuated in the past and may continue to be volatile in the future. The market prices of Internet-related stocks tend to be more volatile than the market as a whole. Although we have applied to have our Common Stock quoted on the Nasdaq National Market, there can be no assurance that an active trading market will develop or be maintained. Failure to develop or maintain an active trading market could negatively affect the price of our securities, as well as affect your ability to sell your shares.

         SHARES ELIGIBLE FOR PUBLIC SALE AFTER THIS OFFERING COULD ADVERSELY AFFECT OUR STOCK PRICE.

         Sales in the public market of substantial amounts of Common Stock (including sales related to the exercise of certain registration rights relating to the Common Stock) or the perception that such sales may occur could materially and adversely affect the market price of the Common Stock or our ability to raise capital through of offering of equity securities. As of September 30, 1999, we had 23,135,083 shares of Common Stock issued and outstanding. If all the outstanding preferred shares were converted into Common Stock as of September 30, 1999, and if all of the outstanding options and warrants are exercised we would have had 29,612,037 shares of Common Stock issued and outstanding. Of these shares, 10,760,166 (36.34%) would have been eligible for future sale. The remaining 18,851,871 shares would have been subject to the Rule 144 restrictions on sales of securities by affiliates of the issuer.

         WE HAVE NO HISTORY OF PAYING DIVIDENDS ON OUR COMMON STOCK.

         We have never paid and do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. We plan to retain any future earnings to finance growth.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the shares of Common Stock offered by this Prospectus until the options granted in connection with the placement of the Series E Preferred shares (the "Options") and Common Stock Private Placement and the warrants granted to consultants for services rendered (the "Warrants") are exercised. As of November 30, 1999, we have received $81,500 in proceeds from the exercise of some of the Warrants, the underlying shares of which are being registered herein. If all the remaining Warrants and Option whose underlying shares are being registered herein are exercised, we will receive net proceeds of up to $405,453, for a total aggregate of up to $486,953. The exercise price received by us from issuance of the shares of Common Stock underlying the Warrants will be used for general corporate purposes. In addition, we will not receive any proceeds from the sale of certain shares of Common Stock that were issued to employees and consultants for services rendered. See "Selling Shareholders."

                           PRICE RANGE OF COMMON STOCK

         Our Common Stock is traded over-the-counter and is quoted on the NASD OTC Bulletin Board under the symbol "MSIA." The table below sets forth the high and low closing sale price of the Common Stock for the periods indicated, as reported by the NASD OTC Bulletin Board.


QUARTER ENDED                                                 HIGH         LOW
-------------                                                -------     -------

December 31, 1996 ......................................     $  2.00     $0.0625
March 31, 1997 .........................................        2.00      0.25
June 30, 1997 ..........................................        2.00      0.125
September 30, 1997 .....................................        2.25      0.50
December 31, 1997 ......................................        3.50      0.50
March 31, 1998 .........................................        2.56      1.75
June 30, 1998 ..........................................        9.03      2.37
September 30, 1998 .....................................       12.87      4.06
December 31, 1998 ......................................        7.75      6.0625
March 31, 1999 .........................................       10.75      3.25
June 30, 1999 ..........................................       10.75      4.187
September 30, 1999 .....................................        7.00      3.75

         On November 30, 1999, the closing sale price for a share of our Common Stock, as reported on the OTC Bulletin Board, was $5.75. See "Risk Factors - We have a limited market for our Common Stock, and our stock price is volatile."

                              SELLING SHAREHOLDERS

         The following table sets forth the ownership of the Common Stock registered herein assuming conversion of the Series E Preferred and assuming the exercise of the Warrants and Options.



                                                    RELATION TO
                        NAME                           MSHI                 TOTAL SHARES      PERCENT(+)
                        ----                        -----------             ------------      ----------
Ranier Bischoff (1)                                                              80,000
Cornelius Dornier (2)                                                            65,000
Daniel Dornier (3)                                   Director                    80,000
David Dornier (4)                                                                50,000
Gabrielle Dornier (5)                                                            30,000
Silvius Dornier (6)                                                             100,000
Graf Von Hardenberg (6)                                                         100,000
Andreas Preuschoff (7)                                                           10,000
Rainer Doerflinger (8)                                                           15,000
Greenwich AG (9)                                                                603,340          2.61%
Frank C. Erwin (10)                                                              30,000
Will B. Houston (11)                                                             20,000
James E. Thorp (12)                                                             593,666          2.57%
Edward R. Coleman (13)                                                           10,000
Jim Troxel (14)                                                                 100,000
G. Robert Barker (15)                                                             5,000
Beatrice Schaefer (6)                                                           100,000
Heinz Winzeler (16)                                                             120,840
Equity Services, Ltd. (17)                                                      181,674
Pinecrest Associates, Inc.(18)                                                  150,000
Panther Consulting, Inc. (18)                                                   150,000
Peninsular Corp. (19)                                                            50,000
Jaime Munoz (20)                                     former officer              44,000
Tejas Holdings, Inc.(21)                             consultant                  33,000
Capital Solutions, Inc. (22)                         consultant                   1,200
Ronnie D. Henry (23)                                 consultant                  25,000
Carolyn S. Henry (23)                                consultant                  10,000
Randall N. Williamson (23)                           consultant                   5,000
Benjamin A. Siddons (23)                             consultant                   5,000
Austex Enterprises (23)                              consultant                   5,000
Hemisphere Trading Co. (24)                                                      69,500
Terama  Company Limited (25)                                                     50,000
Amador DeLeon, Jr. (26)                              former employee              2,500


----------

(+) The percentage calculations assume the exercise and conversion of all warrants, options and Preferred Stock conversion rights into the underlying shares of Common Stock. Consequently, the percentages were based on an aggregate of 23,135,083 shares of Common Stock outstanding as of September 30, 1999.

(1) Consists of 80,000 shares of Common Stock issued upon conversion of 8,000 shares of Series E Preferred.

(2) Consists of 65,000 shares of Common Stock issued upon conversion of 6,500 shares of Series E Preferred.

(3) Consists of 5 shares of Series E Preferred convertible into 50 shares of Common Stock and 79,950 shares of Common Stock issued upon conversion of 7,995 shares of Series E Preferred.

(4) Consists of 50,000 shares of Common Stock issued upon conversion of 5,000 shares of Series E Preferred.

(5) Consists of 30,000 shares of Common Stock issued upon conversion of 3,000 shares of Series E Preferred.

(6) Consists of 100,000 shares of Common Stock issued upon conversion of 10,000 shares of Series E Preferred.

(7) Consists of 10,000 shares of Common Stock issued upon conversion of 1,000 shares of Series E Preferred.

(8) Consists of 15,000 shares of Common Stock issued upon conversion of 1,500 shares of Series E Preferred.

(9) Consists of 603,340 shares of Common Stock issued upon conversion of 60,334 shares of Series E Preferred.

(10) Consists of 20,000 shares of Common Stock issued upon conversion of 2,000 shares of Series E Preferred and 10,000 shares of Common Stock acquired in the Private Placement.

(11) Consists of 1,000 shares of Series E Preferred convertible into 10,000 shares of Common Stock and 10,000 shares of Common Stock acquired in the Private Placement.

(12) Consists of 5,000 shares of Series E Preferred convertible into 50,000 shares of Common Stock and 543,666 shares of Common Stock acquired in the Private Placement.

(13)     Consists of 10,000 shares of Common Stock acquired in the Private
         Placement.

(14)     Consists of 100,000 shares of Common Stock acquired in the Private
         Placement.

(15)     Consists of 5,000 shares of Common Stock acquired in the Private
         Placement.

(16) Consists of 20,840 shares of Common Stock issued upon conversion of 2,084 shares of Series E Preferred and 100,000 shares of Common Stock acquired in the Private Placement.

(17) Consists of 65,840 shares of Common Stock issued upon conversion of 6,584 shares of Series E Preferred issued as placement agent shares, 65,834 shares of Common Stock covering the placement agent's options granted in connection with the placement of the Series E Preferred, 22,500 shares of Common Stock issued as placement agent shares in connection with the Private Placement, 22,500 shares of Common Stock covering the placement agent's options granted in connection with the Private Placement and 5,000 shares covering options granted to the placement agent in connection with the Placement of the Series D Preferred.

(18)     Consists of 150,000 shares of Common Stock acquired in the Private
         Placement.

(19)     Consists of 50,000 shares of Common Stock acquired in the Private
         Placement.

(20) Consists of 44,000 shares previously issued to Mr. Munoz, a former officer of ours.

(21)     Consists of 33,000 shares issued for consulting services.

(22)     Consists of 1,200 shares previously issued for consulting services.

(23) Consist of 50,000 shares of Common Stock issued upon the exercise of the Warrants granted to Henry & Associates, a consultant, for services rendered.

(24) Consists of 62,500 shares of Common Stock issued upon conversion of 6,250 shares of Series E Preferred and 7,000 shares of Common Stock purchased from another shareholder in a private transaction.

(25) Consists of 50,000 shares acquired from and previously issued to Phoenix Energy Partners in satisfaction of an over-subscription for the Series D Preferred Stock.

(26) Consists of 2,500 shares issued to a former employee in settlement of a dispute over compensation for services rendered.

                              PLAN OF DISTRIBUTION

         The shares of Common Stock may be offered and sold from time to time by the Selling Shareholders, or by pledges, donees, transferees or other successors in interest. We have no control over the Selling Shareholders in making their decisions with respect to the offer, sale or transfer of their shares at prices related to the then current market price or in negotiated transactions. The shares may be sold by the Selling Shareholders in one or more transactions on the NASD Over-The-Counter Bulletin Board or otherwise at market prices then prevailing or in privately negotiated transactions. The shares may be sold by one or more of the following methods: (i) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (ii) private sales; (iii) purchases and resale by a broker-dealer for its account pursuant to this Prospectus, and (iv) a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction. We have not been advised by the Selling Shareholders that they have, as of the date hereof, made any arrangements relating to the distribution of the shares covered by this Prospectus. In effecting sales, broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate, and, in such case, broker-dealers may receive commissions or discounts from the Selling Shareholders in amounts to be negotiated immediately prior to sale.

         In offering the shares, the Selling Shareholders and any broker-dealers and any other participating broker-dealers who execute sales for the Selling Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. Accordingly, any profits realized by the Selling Shareholders and the compensation of such broker-dealer may be deemed to be underwriting discounts and commissions. Any shares covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

                                  THE OFFERING


Common Stock offered by this Prospectus.............................       2,894,720 shares (1)
Common Stock outstanding as of September 30, 1999 ..................      23,135,083 shares (2)
OTC Electronic Bulletin Board Ticker Symbol.........................            MSIA


------------------

(1) As of the date of this prospectus, this number represents: (1) 1,402,470 shares of Common Stock issued upon conversion of 140,247 shares of Series E Preferred Stock (the "Series E Preferred"); (2) 60,050 shares of Common Stock issuable upon conversion of 6,005 shares of Series E Preferred; (3) 65,834 shares of Common Stock covering the options granted to the placement agent in connection with the placement of the Series E Preferred; (4) 1,151,166 shares of Common Stock issued in connection with the private placement of up to 1,500,000 shares of Common Stock (the "Private Placement"); (5) 22,500 shares of Common Stock covering the options granted the placement agent in connection with the Private Placement; (6) 50,000 shares of Common Stock issued in satisfaction of an over-subscription to the Series D Preferred Stock (the "Series D Preferred"); (7) 5,000 shares covering options granted to the Placement Agent in connection with the placement of the Series D Preferred and not previously registered; (8) 41,200 shares of Common Stock issued to consultants for services rendered; (9) 50,000 shares of Common Stock issued upon the exercise of warrants previously granted to a consultant for services rendered; (10) 44,000 shares of Common Stock previously issued to a former officer of ours; and (11) 2,500 shares previously issued to a former employee in settlement of a dispute over compensation for services rendered.

(2) Includes the following Common Stock offered by this Prospectus: (1) 1,402,470 shares of Common Stock issued upon conversion of 140,247 shares of Series E Preferred; (2) 1,151,166 shares of Common Stock issued in connection with the Private Placement; and (3) 50,000 shares of Common Stock issued in satisfaction of an over-subscription to the Series D Preferred; (4) 41,200 shares of Common Stock issued to consultants for services rendered and (5) 44,000 shares of Common Stock previously issued to a former officer of ours.

         We are authorized to issue up to 50,000,000 shares of Common Stock ("Common Stock"), $0.10 par value, and up to 10,000,000 shares of preferred stock ("Preferred Stock"). As of September 30, 1999, there were 23,135,083 shares of Common Stock outstanding and 25,015 shares of Preferred Stock outstanding. The following is only a summary of some of the rights of stockholders that might be important to you. You should refer to our Articles of Incorporation and Bylaws for a complete statement of your rights as a stockholder. Both the Articles of Incorporation and the Bylaws are filed with the SEC as Exhibit No. 3 to our registration statement File #33-24265-LA

COMMON STOCK

         As a holder of Common Stock you will have one vote per share on all matters voted on by stockholders, including elections of directors. Except as otherwise required by law or provided in any resolution adopted by the Board of Directors with respect to any series of Preferred Stock, only holders of Common Stock have voting rights. The Articles of Incorporation do not provide for cumulative voting in the election of directors or for preemptive rights to acquire new shares issued by us. Owners of Common Stock will receive dividends if the Board declares them out of available funds. We do not expect to pay dividends in the foreseeable future.

         The transfer agent for the Common Stock is Interwest Transfer Company, Inc. The Common Stock is traded on the NASD Over-The-Counter Bulletin Board under the symbol "MSIA."

                                 INDEMNIFICATION

         Our Revised Articles of Incorporation state that we may indemnify each director, officer, employee, or agent of the Company to the full extent permitted by the laws of the state of Utah. Sections 16-10a-901 through 909 of the Utah Revised Business Corporation Act, as amended (the "Corporation Act"), permit a Utah corporation to indemnify its directors and officers for certain of their acts. More specifically, Sections 16-10a-902 and 16-10a-907 of the Corporation Act grant authority to any corporation to indemnify directors and officers against any judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees, by reason of his or her having been a corporate director or officer. Such provision is limited to instances where the director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, or, in criminal proceedings, he or she had no reasonable cause to believe his or her conduct was unlawful. Such sections confer on the director or officer an absolute right to indemnification for expenses, including attorney's fees, actually and reasonably incurred by him or her to the extent he or she is successful on the merits or otherwise defense of any claim, issue, or matter. We may not indemnify a director if the director is adjudged liable to us or deemed to have derived an improper personal benefit in an action in which the director is adjudged liable. Section 16-10a-906 of the Corporation Act expressly makes indemnification contingent upon a determination that indemnification is proper in the circumstances. Such determination must be made by the board of directors acting through a quorum of disinterested directors, or by the board of directors acting on the advice of independent legal counsel, or by the shareholders. Further, Section 16-10a-904 of the Corporation Act permits a corporation to pay attorney's fees and other litigation expenses on behalf of a director or officer in advance of the final disposition of the action upon receipt of an undertaking by or on behalf of such director or officer to repay such expenses to the corporation if it is ultimately determined that he or she is not entitled to be indemnified by the corporation to the extent the expenses so advanced by the corporation exceed the indemnification to which he or she is entitled. Such indemnification provisions do not exclude other indemnification rights to which a director or officer may be entitled under the corporation's certificate or articles of incorporation, bylaws, an agreement, a vote of shareholders, or otherwise. We may also purchase and maintain insurance to provide indemnification.

         The foregoing discussion of indemnification merely summarizes certain aspects of the indemnification provisions of the Corporation Act and is limited by reference to the above discussed sections of the Corporation Act.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to members of the board of directors, officers, employees, or person controlling the Company pursuant to the foregoing provisions, we has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                  LEGAL MATTERS

         The validity of the shares offered hereby has been passed upon for the Company by Vial, Hamilton, Koch & Knox, L.L.P., Dallas, Texas.

                                     EXPERTS

         Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our annual report on Form 10-KSB/A for the year ended March 31, 1999, as set forth in their report (which contain an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 1 to the consolidated financial statements), which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

         Brown, Graham and Company, P.C., independent auditors, have audited our consolidated financial statements included in our annual report on Form 10-KSB/A for the year ended March 31, 1998, as set forth in their report (which contain an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 1 to the consolidated financial statements), which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Brown, Graham and Company, P.C.'s report, given on their authority as experts in accounting and auditing.

You should rely on the information contained din this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The statements and representations contained within this prospectus are true and correct as of the date indicated on the cover page. The delivery of this prospectus does not, under any circumstances, create the implication that there has been no change since that date. This Prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than those registered securities to which the prospectus relates. Moreover, this prospectus does not constitute an offer to sell or a solicitation of an offer to buy in any circumstances in which such an offer or solicitation is unlawful.

                             ----------------------


                                Table of Contents


                                                           Page
                                                           ----
Where You Can Find More Information                          2
A Warning About Forward
         Looking Statements                                  3
Risk Factors                                                 4
Use of Proceeds                                             16
Price Range of Common Stock                                 16
Selling Shareholders                                        16
Plan of Distribution                                        19
The Offering                                                20
Indemnification                                             21
Legal Matters                                               22
Experts                                                     22


                                2,894,720 Shares





                               MSI HOLDINGS, INC.





                                  Common Stock



                                 ---------------

                                   PROSPECTUS

                                 ---------------

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution.

         The following table sets forth the various expenses payable by the Company in connection with the sale and distribution of the securities being registered. All amounts are estimates except the SEC registration fee.



Filing Fee-Securities and Exchange Commission ........................     $    4,394
Accountants' Fees and Expenses .......................................     $   20,000
Fees and Expenses of Counsel for the Registrant ......................     $   20,000
Printing and Communication Expenses ..................................     $   10,000
Blue Sky Fees and Expenses ...........................................     $    3,500
Miscellaneous Expenses ...............................................     $    2,106
                                                                           ----------

       Total .........................................................     $   60,000
                                                                           ==========


         The selling security holders are bearing no portion of the expenses of the offering pursuant to agreement.

ITEM 15. Indemnification of Directors and Officers.

         The Registrant's Revised Articles of Incorporation and By-Laws permit the Registrant to indemnify its directors and officers to the fullest extent authorized under the Utah Business Corporation Act ("UBCA"). In general, a Utah corporation may indemnify a director or officer who was, is or is threatened to be made, a named defendant or respondent in a proceeding by virtue of his position in the corporation if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of criminal proceedings, had no reasonable cause to believe his conduct was unlawful. A Utah corporation may indemnify a director, officer, employee, or agent ("fiduciary") in an action brought by or in the right of the corporation only if such fiduciary was not found liable to the corporation, unless or only to the extent that a court finds him to be fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions (set forth in Item 14 above), or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 16. Exhibits


  EXHIBIT
    NO.                EXHIBIT DESCRIPTION                                        LOCATION
  -------              -------------------                                        --------
4            Specimen of Securities(1)                          Incorporated by reference to Exhibit Nos. 1A and
                                                                1B of Registrant's Form 8-A Registration
                                                                Statement (File #0-8146)

4.1          Certificate of Designation for Series E            Incorporated by reference to Form 10-QSB/A
             Preferred Shares(1)                                filed November 12, 1998, for the period ended
                                                                June 30, 1998

4.2          Amendment to the Certificate of Designation        Incorporated by reference to Form 10-QSB filed
             for Series E Preferred Shares(1)                   August 16, 1999, for the period ended June 30, 1999

5            Legal Opinion of Vial, Hamilton, Koch &
             Knox, L.L.P.(3)

23.1         Consent of Ernst & Young, L.L.P.(2)                Exhibit 23.1

23.2         Consent of Brown, Graham and Company,              Exhibit 23.2
             P.C.(2)

23.3         Consent of Vial, Hamilton, Koch & Knox,            Exhibit 23.3
             L.L.P.(2)

------------------

(1) Previously filed with the Securities and Exchange Commission and incorporated by reference pursuant to Rule 12b-32 of the Securities Exchange Act of 1934.

(2)      Filed herewith.

(3)      To be filed by amendment.


ITEM 17. Undertakings.

         The Undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Austin, State of Texas, on December 1, 1999.

                                            MSI HOLDINGS, INC.


                                            By /s/ Robert J. Gibbs
                                               ---------------------------------
                                               Robert J. Gibbs, President & CEO

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendment thereto has been signed by the following persons in the capacities and on the dates indicated.


         SIGNATURE                          TITLE                                       DATE
         ---------                          -----                                       ----

/s/ Robert J. Gibbs
---------------------------------
Robert J. Gibbs                             President, CEO and Director                 December 1, 1999


/s/ Douglas W. Banister
---------------------------------
Douglas W. Banister                         Vice President and                          December 1, 1999
                                            Chief Financial Officer

/s/ Chris Brickler
---------------------------------
Chris Brickler                              Director                                    December 1, 1999


---------------------------------
Blandina Cardenas                           Director                                    December 1, 1999


---------------------------------
Ernesto Chavarria                           Director                                    December 1, 1999


/s/ Daniel Dornier
---------------------------------
Daniel Dornier                              Director                                    December 1, 1999


/s/ Steve Metzger
---------------------------------
Steve Metzger                               Director                                    December 1, 1999


/s/ Humbert B. Powell, III
---------------------------------
Humbert B. Powell, III                      Director                                    December 1, 1999


---------------------------------
Davinder Sethi                              Director                                    December 1, 1999

                               INDEX TO EXHIBITS


  EXHIBIT
    NO.            EXHIBIT DESCRIPTION
  -------          -------------------

     4             Specimen of Securities(1)

     4.1           Certificate of Designation for Series E Preferred Shares (1)

     4.2           Amendment to the Certificate of Designation for Series E
                   Preferred Shares (1)

     5             Legal Opinion of Vial, Hamilton, Koch & Knox, L.L.P.(3)

     23.1          Consent of Ernst & Young, L.L.P.(2)

     23.2          Consent of Brown, Graham and Company, P.C. (2)

     23.3          Consent of Vial, Hamilton, Koch & Knox, L.L.P.(2)

---------------
(1) Previously filed with the Securities and Exchange Commission and incorporated by reference pursuant to Rule 12b-32 of the Securities Exchange Act of 1934.
(2)  Filed herewith.
(3)  To be filed by amendment.